Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Brad W. Buss

EVP Finance & Administration and CFO

(408) 943-2754

Joseph L. McCarthy

VP Corporate Communications

(408) 943-2902

Cypress Reports Fourth-Quarter and Year-End 2008 Results

•	$2.6 billion SunPower spin-off to stockholders completed September 29, 2008

•	PSoC® and West Bridge® achieved record annual revenue

•	Strong design win penetration in touchscreen market with TrueTouch™ solution

•	Q4 free cash flow of $39.4 million—highest quarterly level in 2008

•	Balance sheet: cash and investments, $273 million; debt, $28 million

SAN JOSE, Calif., January 22, 2009 — Cypress Semiconductor Corp. (NYSE: CY) today announced that revenue for the 2008 fourth quarter was $165.6 million, down 26% from $222.7 million for the prior quarter, and down 20% from $206.9 million for the year-ago period.

As a result of the spin-off of SunPower Corp. in the fourth quarter of fiscal 2008, Cypress no longer consolidates SunPower’s results, and reports SunPower as discontinued operations for all periods presented in this release.

Cypress recorded a GAAP net loss of $424.4 million in the 2008 fourth quarter, or a diluted net loss per share of $2.94. This includes non-cash charges of $357.0 million for goodwill impairment and $31.1 million for stock-based compensation expenses. This compares with last quarter’s diluted net loss per share of $0.16. GAAP diluted earnings per share in the year-ago fourth quarter was $0.01.

Non-GAAP1 net loss for the 2008 fourth quarter—earnings that exclude discontinued operations of SunPower, stock-based compensation, acquisition-related charges, impairment losses, restructuring charges and other special charges and credits—totaled $10.9 million, or a diluted net loss per share of $0.08. That compares with non-GAAP1 diluted earnings per share of $0.15 for the prior quarter and $0.15 for the year-ago fourth quarter.

For the fiscal year 2008, Cypress posted total revenue of $766.3 million, a decrease of 7% from fiscal year 2007 revenue of $821.6 million. On a GAAP basis, Cypress’s fiscal year 2008 diluted net loss per share was $2.93, compared with diluted earnings per share of $2.30 in 2007. On a non-GAAP1 basis, Cypress’s fiscal year 2008 diluted earnings per share was $0.21, compared with diluted earnings per share of $0.49 in 2007.

Cypress President and CEO T.J. Rodgers commented, “The fourth quarter of 2008 was as difficult as advertised; nonetheless, we achieved record annual revenues for our flagship PSoC product line as well as our West Bridge peripheral controller. We continued to gain significant design wins for our proprietary products–especially PSoC design wins in touchscreen applications.

“Our semiconductor book-to-bill ratio ended Q4 at 0.70, the lowest level since the dotcom crash, but not as bad—at least so far. Customer ordering patterns have yet to stabilize so visibility remains extremely limited, but we continue to see strong customer acceptance of our products in the marketplace. We remain proactive on managing our cost structure and have a solid balance sheet.”

BUSINESS REVIEW

+ Non-GAAP1 consolidated gross margin for the fourth quarter was 42.8%, down 7.7 percentage points from the previous quarter due mainly to reduced factory utilization as we proactively reduced wafer starts to manage inventory levels to a significantly lowered end-customer demand. Overall corporate average selling price remained flat. Net inventory balances decreased by 5% sequentially.

+ On a GAAP basis, fourth-quarter consolidated gross margin was 38.9%, down 5.4 percentage points from the previous quarter due mainly to reduced factory utilization.

+ Cypress repurchased 24.5 million shares of common stock in Q4.

Additional fourth-quarter and annual data and comparisons relevant to Cypress’s business units are presented below:

BUSINESS UNIT SUMMARY FINANCIALS (UNAUDITED)

THREE MONTHS ENDED

December 28, 2008

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	69.8	29.5	65.2	1.1	165.6
Percentage of total revenues	42.1%	17.8%	39.4%	0.7%	100.0%
GROSS MARGIN (%)
On a GAAP basis	39.6%	62.8%	28.8%	(57.7%)	38.9%
On a non-GAAP[1] basis	42.7%	65.9%	34.0%	(54.6%)	42.8%

THREE MONTHS ENDED

September 28, 2008

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	100.3	37.6	84.1	0.7	222.7
Percentage of total revenues	45.0%	16.9%	37.8%	0.3%	100.0%
GROSS MARGIN (%)
On a GAAP basis	44.5%	62.0%	36.1%	24.6%	44.3%
On a non-GAAP[1] basis	50.7%	68.2%	42.6%	31.7%	50.5%

TWELVE MONTHS ENDED

December 28, 2008

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	315.9	129.9	312.8	7.7	766.3
Percentage of total revenues	41.2%	17.0%	40.8%	1.0%	100.0%
GROSS MARGIN (%)
On a GAAP basis	45.1%	64.3%	37.7%	14.7%	45.0%
On a non-GAAP[1] basis	48.9%	68.0%	41.9%	16.0%	48.9%

TWELVE MONTHS ENDED

December 30, 2007

	CCD[2]	DCD[2]	MID[2]	Other	Consolidated
REVENUE ($M)	357.7	117.8	330.3	15.8	821.6
Percentage of total revenues	43.5%	14.3%	40.3%	1.9%	100.0%
GROSS MARGIN (%)
On a GAAP basis	45.7%	65.7%	39.1%	35.1%	45.7%
On a non-GAAP[1] basis	47.3%	66.7%	40.9%	35.6%	47.3%

1.	Refer to “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” and “Notes to Non-GAAP Financial Measures” following this press release for a detailed discussion of management’s use of non-GAAP financial measures, as well as reconciliations of all non-GAAP financial measures presented in this press release to the most directly comparable GAAP financial measures.

2.	CCD – Consumer and Computation Division; DCD—Data Communications Division; MID—Memory and Imaging Division.

FOURTH-QUARTER 2008 HIGHLIGHTS

+ Cypress’s programmable solutions business continued to grow in the fourth quarter. Its PSoC® customer base—customers who have generated PSoC revenue for Cypress in the last 12 months—increased to 8,826 customers, up 6.9% quarter-on-quarter and 41.9% year-on-year. Programmable and proprietary products accounted for 77% of Cypress’s core semiconductor business in the fourth quarter.

+ IMS Research named Cypress the market share leader in touch sensors. Cypress has replaced an estimated 2.5 billion buttons in handsets, cars, computers, white goods and consumer electronics.

+ Cypress was granted its 750th programmable solutions patent. Overall, Cypress holds more than 1,650 patents and has more than 1,100 patent applications pending.

+ Cypress introduced the CyFi™ low-power radio frequency (RF) solution, a reliable, flexible, power-efficient 2.4-GHz wireless control and communications solution with superior range, targeting building automation, remote controls, health and fitness equipment and industrial monitoring. Cypress also expanded its PSoC FirstTouch™ starter kit for the CyFi low-power RF solution. The kit allows quick prototyping and debugging of wireless systems.

+ Two Cypress products were named among the industry’s best in 2008: Cypress’s CyFi low-power RF solution was named to EDN magazine’s Hot 100 products list, while its CapSense Express™ touch-sensing solution received the Readers’ Choice Award from ECN magazine.

+ Enabled by Cypress’s West Bridge® Antioch™ peripheral controller—which provides a direct, High-Speed USB 2.0 connection between peripheral devices—the Blackberry Bold delivered the fastest PC-to-phone multimedia file transfers in a recent EE Times 3G mobile handset test. The Blackberry Bold can download a feature-length movie in about two minutes while continuing to operate as a handset. This download rate is three to 18 times faster than competing multimedia phones.

+ Cypress and Legend Silicon introduced a first-of-its-kind USB TV dongle reference design bringing high-resolution TV reception to PCs and laptops. The solution targets more than half of the TV viewers in China.

+ Cypress’s intelligent lighting solutions now support Dragon LEDs from Osram Opto Semiconductors and Power LEDs from Nichia Corp, two of the top five LED producers worldwide. The device specifications and temperature characteristics for both product families are built into Cypress’s visual embedded software, enabling users to design complex lighting systems with no coding.

+ Cypress subsidiary Cypress Envirosystems has partnered with Honeywell to develop a wireless gauge reader. The solution, to be marketed worldwide by Honeywell, automates meter reading to improve the efficiency of industrial plants.

+ The U.S. Department of Justice closed its grand jury investigation into possible antitrust violations in the static random access memory (SRAM) industry. No allegations against Cypress were ever made during the investigation.

ABOUT CYPRESS

Cypress delivers high-performance, mixed-signal, programmable solutions that provide customers with rapid time-to-market and exceptional system value. Cypress offerings include the PSoC Programmable System-on-Chip, USB controllers, general-purpose programmable clocks, and memories. Cypress also offers wired and wireless connectivity solutions ranging from its CyFi low-power RF solution, to West Bridge and EZ-USB FX2LP controllers that enhance connectivity and performance in multimedia handsets. Cypress serves numerous markets, including consumer, computation, data communications, automotive and industrial. Cypress trades on the NYSE under the ticker symbol CY. Visit Cypress online at www.cypress.com.

FORWARD-LOOKING STATEMENTS

Statements herein that are not historical facts and that refer to Cypress or its subsidiaries’ plans and expectations for the first quarter of 2009 and the future are forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. We may use words such as “believe,” “expect,” “future,” “plan,” “intend” and similar expressions to identify such forward-looking statements that include, but are not limited to, statements related to the semiconductor market, the state and future of the economy, the strength and growth of our proprietary and programmable products, especially PSoC and West Bridge, our ability to increase our SRAM market share, the impact of the current economy on our operating results, the stability of the ordering patters of our customers, expected revenue growth, the demand and growth in the markets we serve, visibility in the markets we serve, customer acceptance of our portfolio of products as evidenced by continued design wins, the stability of our ASPs, our bookings, profit and revenue, and our ability to outgrow the market in revenue once the economy recovers. Such statements reflect our current expectations, which are based on information and data available to our management as of the date of this release. Our actual results may differ materially due a variety of uncertainties and risk factors, including but not limited to the state of and future of the global economy, business conditions and growth trends in the semiconductor market, seasonality in the markets we serve, our ability to achieve lower operating expenses and maintain a solid balance sheet, the actions of our competitors, our ability to develop and roll out new products, our ability to manage our business to have strong earnings and cash flow leverage, factory utilization, whether our products perform as expected, whether the demand for our PSoC and West Bridge products is fully realized, customer acceptance of Cypress and its subsidiaries’ products as evidenced by design wins, whether the expected growth in the markets we serve materializes, our ability to maintain and improve our gross margins and realize our bookings, the financial performance of our subsidiaries, and other risks described in our filings with the Securities and Exchange Commission. We assume no responsibility to update any such forward-looking statements.

Cypress, the Cypress logo, PSoC, and West Bridge are registered trademarks of Cypress Semiconductor Corporation. CyFi, PSoC Express, Programmable System-on-Chip, FirstTouch, PowerPSoC, CapSense, CapSense Express, EZ-USB FX2LP and Antioch are trademarks of Cypress Semiconductor Corporation. SunPower is a registered trademark of SunPower Corporation. All other trademarks or registered trademarks are the property of their respective owners.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 28, 2008	December 30, 2007
ASSETS
Cash, cash equivalents and short-term investments (a)	$237,792	$1,035,738
Accounts receivable, net	92,353	98,025
Inventories, net (b)	125,820	107,083
Property, plant and equipment, net	304,952	336,378
Goodwill and other intangible assets	50,513	357,702
Other assets	132,397	142,139
Assets of discontinued operations	—	1,648,884

Total assets	$943,827	$3,725,949

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$42,570	$51,257
Deferred income	82,304	38,072
Convertible debt (c)	27,999	600,000
Income tax liabilities	37,719	52,666
Other accrued liabilities	110,280	100,329
Liabilities of discontinued operations	—	784,793

Total liabilities	300,872	1,627,117
Minority interest of discontinued operations	—	378,400
Stockholders’ equity	642,955	1,720,432

Total liabilities and stockholders’ equity	$943,827	$3,725,949

(a)	Cash, cash equivalents and short-term investments do not include $35 million and $39 million of auction rate securities, which are classified as long-term investments in “Other assets” as of December 28, 2008 and December 30, 2007, respectively.

(b)	Inventories as of December 28, 2008 include $24 million related to the last-time-build program for Cypress’s Texas manufacturing facility, which ceased operations at the end of fiscal 2008. No such balance was outstanding as of December 30, 2007 as the program started in fiscal 2008. In addition, inventories include $13 million and $5 million of capitalized inventories related to SFAS No. 123 ( R ) as of December 28, 2008 and December 30, 2007, respectively.

(c)	All outstanding convertible debt was classified as short-term as of December 28, 2008 and December 30, 2007.

CYPRESS SEMICONDUCTOR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

ON A GAAP BASIS

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Revenues	$165,647	$222,681	$206,871	$766,290	$821,597
Cost of revenues	101,273	124,122	108,908	421,481	445,870

Gross margin (a)	64,374	98,559	97,963	344,809	375,727
Operating expenses (credits):
Research and development (a)	49,001	54,395	42,150	192,938	174,240
Selling, general and administrative (a)	52,704	79,496	53,327	250,480	194,545
Amortization of acquisition-related intangibles	1,550	963	1,684	5,830	7,901
Impairment of goodwill	357,005	—	—	357,005	—
Impairment related to synthetic lease	—	—	—	—	7,006
Gain on divestitures	—	(9,966)	(529)	(9,966)	(17,958)
Restructuring charges	9,401	7,872	583	21,643	583

Total operating expenses, net	469,661	132,760	97,215	817,930	366,317

Operating income (loss)	(405,287)	(34,201)	748	(473,121)	9,410
Interest and other income (expense), net (a)	(13,248)	22,875	(3,055)	15,059	385,166

Income (loss) from continuing operations before income taxes and minority interest	(418,535)	(11,326)	(2,307)	(458,062)	394,576
Income tax benefit (provision)	(1,649)	(22,364)	2,612	(11,994)	(5,606)
Minority interest	125	121	7	310	18

Income (loss) from continuing operations	(420,059)	(33,569)	312	(469,746)	388,988
Income (loss) from discontinued operations, net of taxes and minority interest	(4,322)	9,479	2,826	28,372	5,312

Net income (loss)	$(424,381)	$(24,090)	$3,138	$(441,374)	$394,300

Basic net income (loss) per share:
Continuing operations	$(2.91)	$(0.22)	$—	$(3.12)	$2.50
Discontinued operations	(0.03)	0.06	0.02	0.19	0.03

Basic net income (loss) per share	$(2.94)	$(0.16)	$0.02	$(2.93)	$2.53

Diluted net income (loss) per share:
Continuing operations	$(2.91)	$(0.22)	$—	$(3.12)	$2.27
Discontinued operations	(0.03)	0.06	0.01	0.19	0.03

Diluted net income (loss) per share	$(2.94)	$(0.16)	$0.01	$(2.93)	$2.30

Shares used in per-share calculation:
Basic	144,212	151,939	159,578	150,447	155,559
Diluted	144,212	151,939	183,364	150,447	171,836

(a) Includes the following credit (expense) related to Cypress’s deferred compensation plan:
Gross margin	$562	$644	$103	$2,129	$(679)
Research and development	$1,753	$742	$118	$3,560	$(782)
Selling, general and administrative	$4,064	$565	$90	$5,437	$(596)
Interest and other income (expense), net	$(5,935)	$(2,232)	$(510)	$(10,643)	$1,138

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands)

(Unaudited)

	Three Months Ended December 28, 2008
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$27,646	$18,541	$18,803	$(616)	$64,374
Stock-based compensation expense	2,151	908	2,008	33	5,100
Other acquisition-related expense	—	—	1,385	—	1,385

Non-GAAP gross margin	$29,797	$19,449	$22,196	$(583)	$70,859

	Three Months Ended September 28, 2008
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$44,679	$23,327	$30,396	$157	$98,559
Stock-based compensation expense	6,196	2,325	5,196	40	13,757
Other acquisition-related expense	1	—	215	—	216
Changes in value of deferred compensation plan	—	—	—	5	5

Non-GAAP gross margin	$50,876	$25,652	$35,807	$202	$112,537

	Three Months Ended December 30, 2007
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$43,220	$20,343	$34,095	$305	$97,963
Stock-based compensation expense	1,472	235	1,451	108	3,266
Other acquisition-related expense	1	—	—	—	1
Changes in value of deferred compensation plan	—	—	—	(211)	(211)

Non-GAAP gross margin	$44,693	$20,578	$35,546	$202	$101,019

	Twelve Months Ended December 28, 2008
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$142,324	$83,481	$117,878	$1,126	$344,809
Stock-based compensation expense	11,501	4,592	10,742	202	27,037
Impairment of assets	648	292	769	25	1,734
Other acquisition-related expense	3	—	1,600	—	1,603
Changes in value of deferred compensation plan	—	—	—	(132)	(132)

Non-GAAP gross margin	$154,476	$88,365	$130,989	$1,221	$375,051

	Twelve Months Ended December 30, 2007
	CCD (b)	DCD (b)	MID (b)	Other	Consolidated
GAAP gross margin	$163,573	$77,377	$129,202	$5,575	$375,727
Stock-based compensation expense	5,729	1,185	5,894	316	13,124
Other acquisition-related expense	12	—	—	—	12
Changes in value of deferred compensation plan	—	—	—	(239)	(239)

Non-GAAP gross margin	$169,314	$78,562	$135,096	$5,652	$388,624

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management’s use of non-GAAP financial measures.

(b)	CCD - Consumer and Computation Division; DCD - Data Communications Division; MID - Memory and Imaging Division.

CYPRESS SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (a)

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28,	September 28,	December 30,	December 28,	December 30,
	2008	2008	2007	2008	2007
GAAP research and development expenses	$49,001	$54,395	$42,150	$192,938	$174,240
Stock-based compensation expense	(13,558)	(15,969)	(4,152)	(39,629)	(15,871)
Other acquisition-related expense	(132)	(36)	(79)	(292)	(334)
Changes in value of deferred compensation plan	433	(6)	243	584	273

Non-GAAP research and development expenses	$35,744	$38,384	$38,162	$153,601	$158,308

GAAP selling, general and administrative expenses	$52,704	$79,496	$53,327	$250,480	$194,545
Stock-based compensation expense	(12,426)	(27,884)	(11,331)	(57,393)	(32,398)
Other acquisition-related expense	(227)	(1,162)	(48)	(1,476)	(618)
Changes in value of deferred compensation plan	31	(5)	184	147	208
Release of allowance for uncollectible employee loans	70	40	615	198	7,479

Non-GAAP selling, general and administrative expenses	$40,152	$50,485	$42,747	$191,956	$169,216

GAAP operating income (loss)	$(405,287)	$(34,201)	$748	$(473,121)	$9,410
Stock-based compensation expense	31,084	57,610	18,749	124,059	61,393
Acquisition-related expense:
Impairment of goodwill	357,005	—	—	357,005	—
Amortization of acquisition-related intangibles	1,550	963	1,684	5,830	7,901
Other acquisition-related expense	1,744	1,414	128	3,371	964
Impairment of assets	—	—	—	1,734	—
Impairment related to synthetic lease	—	—	—	—	7,006
Changes in value of deferred compensation plan	(464)	16	(638)	(863)	(720)
Release of allowance for uncollectible employee loans	(70)	(40)	(615)	(198)	(7,479)
Gain on divestitures	—	(9,966)	(529)	(9,966)	(17,958)
Restructuring charges	9,401	7,872	583	21,643	583

Non-GAAP operating income (loss)	$(5,037)	$23,668	$20,110	$29,494	$61,100

GAAP net income (loss)	$(424,381)	$(24,090)	$3,138	$(441,374)	$394,300
Stock-based compensation expense	31,084	57,610	18,749	124,059	61,393
Acquisition-related expense:
Impairment of goodwill	357,005	—	—	357,005	—
Amortization of acquisition-related intangibles	1,550	963	1,684	5,830	7,901
Other acquisition-related expense	1,744	1,414	128	3,371	964
Impairment of assets	—	—	—	1,734	—
Impairment related to synthetic lease	—	—	—	—	7,006
Changes in value of deferred compensation plan	(464)	16	(638)	(863)	(720)
Release of allowance for uncollectible employee loans	(70)	(40)	(615)	(198)	(7,479)
Gain on divestitures	—	(9,966)	(529)	(9,966)	(17,958)
Restructuring charges	9,401	7,872	583	21,643	583
Debt extinguishment loss	—	170,690	—	170,690	—
Investment-related gains/losses	8,051	(191,816)	12,837	(179,473)	(366,767)
Write-off of bond issuance costs	—	—	—	—	11,660
Tax effects	864	21,476	(5,131)	10,350	(2,028)
(Income) loss from discontinued operations	4,322	(9,479)	(2,826)	(28,372)	(5,312)

Non-GAAP net income (loss)	$(10,894)	$24,650	$27,380	$34,436	$83,543

GAAP net income (loss) per share - diluted	$(2.94)	$(0.16)	$0.01	$(2.93)	$2.30
Stock-based compensation expense	0.21	0.35	0.10	0.75	0.35
Acquisition-related expense:
Impairment of goodwill	2.47	—	—	2.15	—
Amortization of acquisition-related intangibles	0.01	0.01	0.01	0.04	0.05
Other acquisition-related expense	0.01	0.01	—	0.02	0.01
Impairment of assets	—	—	—	0.01	—
Impairment related to synthetic lease	—	—	—	—	0.04
Changes in value of deferred compensation plan	—	—	—	—	—
Release of allowance for uncollectible employee loans	—	—	—	—	(0.04)
Gain on divestitures	—	(0.06)	—	(0.06)	(0.10)
Restructuring charges	0.07	0.05	—	0.13	—
Debt extinguishment loss	—	1.04	—	1.03	—
Investment-related gains/losses	0.06	(1.17)	0.07	(1.08)	(2.11)
Write-off of bond issuance costs	—	—	—	—	0.07
Tax effects	—	0.13	(0.03)	0.06	(0.01)
Non-GAAP share count adjustment	—	0.01	—	0.28	(0.04)
(Income) loss from discontinued operations	0.03	(0.06)	(0.01)	(0.19)	(0.03)

Non-GAAP net income (loss) per share - diluted	$(0.08)	$0.15	$0.15	$0.21	$0.49

(a)	Please refer to the accompanying “Notes to Non-GAAP Financial Measures” for a detailed discussion of management's use of non-GAAP financial measures.

CYPRESS SEMICONDUCTOR CORPORATION

DILUTED EPS CALCULATION

(In thousands, except per-share data)

(Unaudited)

	Three Months Ended						Twelve Months Ended
	December 28, 2008		September 28, 2008		December 30, 2007		December 28, 2008		December 30, 2007
	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
Net income (loss) from continuing operations	$(420,059)	$(10,894)	$(33,569)	$24,650	$312	$27,380	$(469,746)	$34,436	$388,988	$83,543
Adjustments:
Interest and other costs related to convertible debt	—	—	—	—	—	—	—	—	1,173	1,173
Other	—	—	—	—	(636)	—	—	—	(717)	—

Income (loss) from continuing operations for diluted computation	(420,059)	(10,894)	(33,569)	24,650	(324)	27,380	(469,746)	34,436	389,444	84,716
Income (loss) from discontinued operations	(4,322)	—	9,479	—	2,826	—	28,372	—	5,312	—

Net income (loss) for diluted computation	$(424,381)	$(10,894)	$(24,090)	$24,650	$2,502	$27,380	$(441,374)	$34,436	$394,756	$84,716

Weighted-average common shares outstanding	144,212	144,212	151,939	151,939	159,578	159,578	150,447	150,447	155,559	155,559
Effect of dilutive securities:
Convertible debt	—	—	—	2,529	7,316	7,316	—	1,430	6,737	6,737
Warrants	—	—	—	153	5,009	5,009	—	125	1,252	1,252
Stock options, unvested restricted stock and other	—	—	—	10,023	11,461	13,092	—	14,232	8,288	10,548

Weighted-average common shares outstanding for diluted computation	144,212	144,212	151,939	164,644	183,364	184,995	150,447	166,234	171,836	174,096

Net income (loss) per share - diluted:
Continuing operations	$(2.91)	$(0.08)	$(0.22)	$0.15	$—	$0.15	$(3.12)	$0.21	$2.27	$0.49
Discontinued operations	(0.03)	—	0.06	—	0.01	—	0.19	—	0.03	—

Net income (loss) per share - diluted	$(2.94)	$(0.08)	$(0.16)	$0.15	$0.01	$0.15	$(2.93)	$0.21	$2.30	$0.49

CYPRESS SEMICONDUCTOR CORPORATION

SUPPLEMENTAL FINANCIAL DATA FOR CONTINUING OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2008	September 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Selected Cash Flow Data (Preliminary):
Net cash provided by operating activities	$47,379	$12,102	$51,635	$109,291	$126,031
Net cash provided by (used in) investing activities	$41,844	$257,250	$(77,494)	$335,930	$402,968
Net cash provided by (used in) financing activities	$(135,240)	$(647,497)	$85,303	$(1,048,915)	$31,504
Other Supplemental Data (Preliminary):
Capital expenditures	$8,082	$12,888	$10,812	$42,132	$36,779
Depreciation	$14,728	$16,795	$18,913	$66,415	$77,985

Notes to Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, Cypress uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in details below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of Cypress’s operations that, when viewed in conjunction with Cypress’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting Cypress’s business and operations. Non-GAAP financial measures used by Cypress include:

•	Gross margin;

•	Research and development expenses;

•	Selling, general and administrative expenses;

•	Operating income (loss);

•	Net income (loss); and

•	Diluted net income (loss) per share.

Cypress uses each of these non-GAAP financial measures for internal managerial purposes, when providing its financial results and business outlook to the public, and to facilitate period-to-period comparisons. Management believes that these non-GAAP measures provide meaningful supplemental information regarding Cypress’s operational and financial performance of current and historical results. Management uses these non-GAAP measures for strategic and business decision making, internal budgeting, forecasting and resource allocation processes. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to Cypress’s historical operating results and comparisons to competitors’ operating results.

Cypress believes that providing these non-GAAP financial measures, in addition to the GAAP financial results, are useful to investors because they allow investors to see Cypress’s results “through the eyes” of management as these non-GAAP financial measures reflect Cypress’s internal measurement processes. Management believes that these non-GAAP financial measures enable investors to better assess changes in each key element of Cypress’s operating results across different reporting periods on a consistent basis. Thus, management believes that each of these non-GAAP financial measures provides investors with another method for assessing Cypress’s operating results in a manner that is focused on the performance of its ongoing operations.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, non-GAAP financial measures may be limited in value because they exclude certain items that may have a material impact upon Cypress’s reported financial results. Management compensates for these limitations by providing investors with reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Cypress’s control. As a result, management excludes this item from Cypress’s internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure Cypress’s core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by companies and the varying methodologies and subjective assumptions used in determining such non-cash expense.

•	Acquisition-related expense.

Acquisition-related expense primarily includes: (1) impairment of goodwill, (2) amortization of intangibles, which include acquired intangibles such as purchased technology, patents and trademarks, (3) a settlement loss resulted from the cancellation of a licensing agreement with Simtek following the acquisition, and (4) earn-out compensation expense, which include compensation resulting from the achievement of milestones established in accordance with the terms of the acquisitions. In most cases, these acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Cypress’s performance after completion of acquisitions, because they are not related to Cypress’s core operating performance. Adjustments of these items provide investors with a basis to compare Cypress against the performance of other companies without the variability caused by purchase accounting.

•	Impairment of assets.

Cypress wrote off the net book values of certain manufacturing equipment in the first quarter of fiscal 2008. Cypress excluded this item because the non-cash expense was not reflective of its ongoing operating results. Excluding this data allows investors to better compare Cypress’s period-over-period performance without such non-cash expense.

•	Impairment related to the synthetic lease.

Cypress recognized impairment losses related to its synthetic lease as it determined the fair value of the properties under the synthetic lease was less than the carrying value. This item is excluded from non-GAAP financial measures because it is a non-cash expense that is not considered a core operating activity. As such, management believes that it is appropriate to exclude the impairment from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Changes in value of Cypress’s key employee deferred compensation plan.

Cypress sponsors a voluntary deferred compensation plan which provides certain key employees with the option to defer the receipt of compensation in order to accumulate funds for retirement. The amounts are held in a trust and Cypress does not make contributions to the deferred compensation plan or guarantee returns on the investment. Changes in the value of the investment in Cypress’s common stock under the plan are excluded from the non-GAAP measures. Management believes that such non-cash item is not related to the ongoing core business and operating performance of Cypress, as the investment contributions are made by the employees themselves.

•	Release of allowance for uncollectible employee loans.

The allowance for uncollectible employee loans is related to outstanding employee loans under Cypress’s stock purchase assistance plan. Management releases a portion of the allowance based on a review of the status of the outstanding loans. Management excludes this non-cash benefit from the non-GAAP measures because it does not relate to Cypress’s core business or impact its operating performance. Adjustment of this item allows investors to better compare Cypress’s period-over-period operating results.

•	Gains on divestitures.

Cypress recognizes gains resulting from the exiting of certain non-strategic businesses that no longer align with Cypress’s long-term operating plan. Cypress excludes these items from its non-GAAP financial measures primarily because it is not reflective of the ongoing operating performance of Cypress’s business and can distort the period-over-period comparison.

•	Restructuring charges.

Restructuring charges primarily relate to activities engaged by management to make changes related to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have not historically occurred in each year. Although Cypress has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results from continuing operations.

•	Debt extinguishment loss.

During the third quarter of fiscal 2008, Cypress completed a tender offer of a portion of its convertible debt and incurred a loss related to the extinguishment of the debt. This loss is excluded from the non-GAAP financial measures because such expense has not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Investment-related gains/losses.

Investment-related gains/losses primarily include: (1) gain on sale of SunPower common stock, (2) impairment loss related to Cypress’s investment when it determines the decline in fair value is other-than-temporary in nature, and (3) gains/losses related to the sales of its debt and equity investments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and operating performance of Cypress, and in most cases, such transactions have not historically occurred in every quarter. As such, management believes that it is appropriate to exclude investment-related gains/losses from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over-period operating results.

•	Write-off of unamortized bond issuance costs.

During the fourth quarter of fiscal 2007, the market price trigger test was met for our 1.00% convertible notes, giving the holders of the convertible debt the rights to convert. As a result, we accelerated the amortization of our remaining bond issuance costs. During the first quarter of fiscal 2007, we redeemed our 1.25% convertible notes and wrote off the unamortized bond issuance costs. These costs are excluded from the non-GAAP financial measures because such non-cash expenses have not historically occurred in every quarter, which would affect the ability of investors to compare Cypress’s period-over-period operating results. In addition, management does not believe that this item is indicative of the ongoing operating performance of Cypress’s business.

•	Related tax effect.

Cypress adjusts for the income tax effect that resulted from the non-GAAP adjustments as described above.

•	Income (loss) from discontinued operations.

Cypress completed the spin-off of SunPower in the fourth quarter of fiscal 2008 and restated the financial statements to present SunPower as discontinued operations for all periods. Management no longer evaluates SunPower’s results and therefore believes that it is appropriate to exclude SunPower from Cypress’s non-GAAP financial measures, as it enhances the ability of investors to compare Cypress’s period-over period operating results on a stand-alone basis.